As filed with the U.S. Securities and Exchange Commission on June 29, 2009

Registration No. 333-160123

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INOVIO BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0969592
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Inovio Biomedical Corporation

11494 Sorrento Valley Road

San Diego, California 92121

(858) 597-6006

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. J. Joseph Kim, Chief Executive Officer

Dr. Avtar Dhillon, President and Chairman of Board of Directors

Inovio Biomedical Corporation

11494 Sorrento Valley Road

San Diego, California 92121

(858) 597-6006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven G. Rowles, Esq.

J. Nathan Jensen, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive

San Diego, CA 92130

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Inovio Biomedical Corporation has prepared this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-160123) for the purpose of filing with the Securities and Exchange Commission an Exhibit to the Registration Statement.  This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.  All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$4,185
Printing and Engraving Expenses	5,000
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	15,000
Miscellaneous	5,000
Total	$104,185

Item 15.    Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.  Our Amended and Restated Certificate of Incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the Amended and Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 7 of our Bylaws provides that we will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.  We also have directors’ and officers’ liability insurance.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16. Exhibits.

Exhibit Number		Description of the Document
1.	1(1)	Form of Underwriting Agreement
3.	1(2)	Amended and Restated Certificate of Incorporation
3.	1.1(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed on September 16, 2004
3.	1.2(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed on April 4, 2005
3.	1.3(5)	Certificate of Designations, Rights and Preferences of the Series C Cumulative Convertible Preferred Stock
3.	1.4(6)	Certificate of Decrease of Shares of Series C Cumulative Convertible Preferred Stock
3.	2(7)	Amended and Restated Bylaws
4.	1	Reference is made to Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3, 3.1.4 and 3.2
4.	2(8)	Specimen Common Stock certificate
4.	3#	Form of Senior Debt Indenture
4.	4#	Form of Subordinated Debt Indenture
4.	5(1)	Form of Senior Note
4.	6(1)	Form of Subordinated Note
4.	7(1)	Form of Specimen Preferred Stock Certificate
4.	8(1)	Form of Certificate of Designation
4.	9(1)	Form of Common Stock Warrant Agreement and Warrant Certificate
4.	10(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.	11(1)	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.	12(1)	Form of Unit Agreement
5.	1*	Opinion of Morrison & Foerster LLP
23.	1#	Consent of Independent Registered Public Accounting Firm
23.	2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.	1#	Power of Attorney
25.	1(1)	Statement of Eligibility of Trustee under the Senior Debt Indenture
25.	2(1)	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

(1)                                  To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)                                  Incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3, filed with the SEC on September 12, 2003 (File No. 333-108752).

(3)                                  Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on September 16, 2004.

(4)                                  Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on April 4, 2005.

(5)                                  Incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K, filed with the SEC on June 21, 2004.

(6)                                  Incorporated by reference from Exhibit 3.4 to the Current Report on Form 8-K, filed with the SEC on June 21, 2004.

(7)                                  Incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K, filed with the SEC on December 6, 2007.

(8)                                  Incorporated by reference from Exhibit 4.8 to the Registration Statement on Form S-3, filed with the SEC on September 12, 2003 (File No. 333-108752).

*                                         Filed herewith

#                                         Previously filed

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 29, 2009.

INOVIO BIOMEDICAL CORPORATION

By:	/s/ J. Joseph Kim
Dr. J. Joseph Kim
Chief Executive Officer (Principal Executive Officer)

By:	/s/Peter Kies
Peter Kies
Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

*	President and Chairman of the Board of Directors	June 29, 2009
Dr. Avtar Dhillon

/s/ J. Joseph Kim	Chief Executive Officer and Director	June 29, 2009
Dr. J. Joseph Kim

/s/ Peter Kies	Chief Financial Officer	June 29, 2009
Peter Kies

*	Director	June 29, 2009
Simon Benito

*	Director	June 29, 2009
Dr. Morton Collins

*	Director	June 29, 2009
Tee Khiang Ng

*	By:	/s/ J. Joseph Kim
J. Joseph Kim
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description of the Document
1.	1(1)	Form of Underwriting Agreement
3.	1(2)	Amended and Restated Certificate of Incorporation
3.	1.1(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed on September 16, 2004
3.	1.2(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed on April 4, 2005
3.	1.3(5)	Certificate of Designations, Rights and Preferences of the Series C Cumulative Convertible Preferred Stock
3.	1.4(6)	Certificate of Decrease of Shares of Series C Cumulative Convertible Preferred Stock
3.	2(7)	Amended and Restated Bylaws
4.	1	Reference is made to Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3, 3.1.4 and 3.2
4.	2(8)	Specimen Common Stock certificate
4.	3#	Form of Senior Debt Indenture
4.	4#	Form of Subordinated Debt Indenture
4.	5(1)	Form of Senior Note
4.	6(1)	Form of Subordinated Note
4.	7(1)	Form of Specimen Preferred Stock Certificate
4.	8(1)	Form of Certificate of Designation
4.	9(1)	Form of Common Stock Warrant Agreement and Warrant Certificate
4.	10(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.	11(1)	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.	12(1)	Form of Unit Agreement
5.	1*	Opinion of Morrison & Foerster LLP
23.	1#	Consent of Independent Registered Public Accounting Firm
23.	2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.	1#	Power of Attorney
25.	1(1)	Statement of Eligibility of Trustee under the Senior Debt Indenture
25.	2(1)	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

(1)                                  To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)                                  Incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3, filed with the SEC on September 12, 2003 (File No. 333-108752).

(3)                                  Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on September 16, 2004.

(4)                                  Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on April 4, 2005.

(5)                                  Incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K, filed with the SEC on June 21, 2004.

(6)                                  Incorporated by reference from Exhibit 3.4 to the Current Report on Form 8-K, filed with the SEC on June 21, 2004.

(7)                                  Incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K, filed with the SEC on December 6, 2007.

(8)                                  Incorporated by reference from Exhibit 4.8 to the Registration Statement on Form S-3, filed with the SEC on September 12, 2003 (File No. 333-108752).

*                                         Filed herewith

#                                         Previously filed